EXHIBIT 10.10(g)

SIXTH AMENDMENT

TO

ADVANCED MEDICAL OPTICS, INC.

401(K) PLAN

The ADVANCED MEDICAL OPTICS, INC. 401(k) PLAN (the “Plan”) is hereby amended as follows:

I.	Section 2.20 of the Plan is amended by renumbering subsection (k) as subsection (1) and by adding the following new subsection (k):

(i) An Eligible Employee who was employed by Suppleyes, Inc. on the day prior to the Closing Date (as such date is defined in the Asset Purchase Agreement by and between Advanced Medical Optics, Inc. and Suppleyes, Inc. dated May 14, 2008) shall receive Credited Service for any period of employment with Suppleyes, Inc. for purposes of the participation, vesting, and in-service withdrawal provisions of the Plan but shall not receive Credited Service for any period of employment with Suppleyes, Inc. for purposes of determining his or her Profit Sharing Percentage pursuant to Section 5.3(c).

II.	This Sixth Amendment shall be effective January 1, 2009. Prior to that date, employees of Suppleyes, Inc. are not eligible to participate in the Plan.

IN WITNESS WHEREOF, Advanced Medical Optics, Inc. hereby executes this Sixth Amendment to the Advanced Medical Optics, Inc. 401(k) Plan on this 13th day of November, 2008.

ADVANCED MEDICAL OPTICS, INC.

BY:	/s/ AIMEE WEISNER
Aimee Weisner
Executive Vice President, Administration, and Secretary